Registration No.

United States

Securities and Exchange Commission

Washington, D.C. 20549

Form S-8

Registration Statement

Under

the Securities Act of 1933

Torchmark Corporation

(Exact name of registrant as specified in its charter)

Delaware	63-0780404
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3700 South Stonebridge Drive, McKinney, Texas 75070

(Address of Principal Executive Offices) (Zip Code)

Torchmark Corporation Amended and Restated 2005 Incentive Plan

(Full title of plan)

Carol A. McCoy

Torchmark Corporation

2001 Third Avenue South

Birmingham, Alabama 35233

(Name and address of agent for service)

205-325-4243

(Telephone number, including area code, of agent for service)

Title of Securities to be registered	Amount to be registered	Proposed maximum offering price per share[1]	Proposed maximum aggregate offering price[1]	Amount of registration fee[1]
Common Stock and Stock Options for such common shares	1 share[1]	66.63	66.63	$1.00

[1]

This Plan will include 5,625,000 common shares and stock options for such common shares previously registered under Registration No. 333-125409 and the $35,046.28 registration fee paid thereunder and 164,805 common shares and stock options for such common shares previously registered under Registration No. 333-125400 and $1,026.81 of the registration fee paid thereunder. The calculations for the 1 share registered hereunder are made pursuant to Rule 457(c) and (h)(1) based upon the average of the high and low prices reported for Torchmark Corporation common stock in the consolidated reporting system on July 10, 2007.

Part II

Item 3. Incorporation of Documents by Reference.

The documents listed below are hereby incorporated by reference into this Form S-8 registration statement:

(a)	Part II, Items 4, 5, 6 and 7 of previously-filed Form S-8 Registration Statement No. 333-125409 and of previously-filed Form S-8 Registration Statement No. 333-125400;

(b)	Registrants’ latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 for the most recent fiscal year;

(c)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Registrant documents referred to in (a) above;

(d)	The description of Registrant’s common stock contained in the Form 10 Registration Statement filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of filing of such documents.

On April 27, 2006, Torchmark Corporation shareholders approved the Torchmark Corporation Amended and Restated 2005 Incentive Plan. Their action amended the existing Torchmark Corporation 2005 Incentive Plan (Registration No. 333-125409) (the “Incentive Plan”) and the existing Torchmark Corporation 2005 Non-Employee Director Incentive Plan (Registration No. 333-125400) (the “Director Plan”) to make the Director Plan a subplan of the Incentive Plan, to combine the 164,805 shares remaining available for awards under the Director Plan into the Incentive Plan, to permit the grant of awards to non-employee directors under the Incentive Plan and to make certain other minor amendments to reflect new tax and accounting rules. The Director Plan was also amended and restated to provide that such plan was a subplan of the Incentive Plan and that all shares of common stock that may be issued pursuant to the Director Plan will henceforth be issued pursuant to and under the Incentive Plan.

On April 26, 2007, Torchmark Corporation shareholders approved the Torchmark Corporation 2007 Long-Term Compensation Plan and the Torchmark Corporation Amended and Restated 2005 Incentive Plan was closed as to any further awards.

Item 8. Exhibits.

4.1	Torchmark Corporation Amended and Restated 2005 Incentive Plan (incorporated by reference from Exhibit 10.1 to Form 10-Q for First Quarter 2006).

4.2	Torchmark Corporation Amended and Restated 2005 Non-Employee Director Incentive Plan (incorporated by reference from Exhibit 10.2 to Form 10-Q for First Quarter 2006).

5.1	Opinion regarding legality of securities being registered.

23.1	Consent of Deloitte & Touche LLP to incorporation by reference of their audit report of February 28, 2007 into the Form S-8 Registration Statement for the Torchmark Corporation Amended and Restated 2005 Incentive Plan, including their Consent to be named as an Expert in the Resale Prospectus.

23.2	Consent of Carol A. McCoy, Esq. (contained in Exhibit 5.1 above).

24.1	Powers of Attorney (incorporated by reference from Exhibit to Form 28 Registration No. 333-125409).

24.2	Power of Attorney of M. Jane Buchan.

24.3	Power of Attorney of Lloyd W. Newton.

99.1	Resale Prospectus.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; Provided however, That (A) paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§239.16b of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and (B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§239.13 of this chapter) or Form F-3 (§239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) of this chapter that is part of the registration statement. (C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (§239.11 of this chapter) or Form S-3 (§239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100 (c) of Regulation AB (§229.1100(c)).

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities which remain unsold at the end of the offering.

(4)

If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F (17 CFR 249.220f) at the start of any delayed offering or throughout a continuous offering. Financial statements and other information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (§239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or §210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of 314 securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchase with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchase with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer to sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McKinney, State of Texas on July 11, 2007.

TORCHMARK CORPORATION

By:	*
Mark S. McAndrew,
Chairman, Chief Executive Officer and Director

By:	*
Gary L. Coleman,
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

	*	*
	Charles E. Adair, Director	David L. Boren, Director

*
	M. Jane Buchan, Director	Robert W. Ingram, Director

	*	*
	Lloyd W. Newton, Director	Sam R. Perry, Director

	*	*
	Lamar C. Smith, Director	Paul J. Zucconi, Director

*By:	/s/ Carol A. McCoy	Date:	July 11, 2007
Carol A. McCoy,
Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the Compensation Committee of the Board of Directors of Torchmark Corporation, as administrator has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McKinney, State of Texas on July 11, 2007.

Torchmark Corporation Amended and Restated 2005 Incentive Plan

By:	Compensation Committee of the Board of Directors of Torchmark Corporation

*
David L. Boren

*
M. Jane Buchan

*
Joseph L. Lanier, Jr.

*
Lloyd W. Newton

*By:	/s/ Carol A. McCoy
Carol A. McCoy,
Attorney-in-fact